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                                                                    EXHIBIT 10.5

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                                 LOAN AGREEMENT


                                     between


                           BUNGE INTERNATIONAL LIMITED


                                  as Borrower,



                                       and



                                  BUNGE LIMITED



                                    as Lender



                            Dated as of May 17, 2001

                          Effective as of April 1, 2001

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      LOAN AGREEMENT, dated as of May 17, 2001, and effective as of April 1,
2001, by and between BUNGE INTERNATIONAL LIMITED, a company organized with limited liability under the laws of Bermuda (the "Borrower"), and BUNGE LIMITED, a company organized with limited liability under the laws of Bermuda (the "LENDER").

            WHEREAS, the Lender has made two Advances (as defined below) to the Borrower and the Lender and the Borrower intend that such Advances be governed by the terms of this Agreement.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                   SECTION 1.

                                   DEFINITIONS

      1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

            "ADVANCES" shall mean credit advances denominated in U.S. dollars in the aggregate principal amount of U.S. $125,901,000.00 advanced by the Lender to the Borrower.

            "APPLICABLE ACCOUNTING STANDARDS" means either (a) generally accepted international accounting standards or (b) generally accepted accounting principles for the preparation of financial statements in the United States, whichever of the foregoing is used by the Borrower's independent auditors in preparing the Borrower's annual audited financial statements.

            "AGREEMENT" means this Loan Agreement, as amended, supplemented or otherwise modified from time to time.

            "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law or executive order to close.

            "DEFAULT" means any of the events specified in Section 6, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, shall have been satisfied.

            "DESIGNATED SUBSIDIARY" means each of Bunge Australia Holdings Pty Ltd., Bunge Foods Limited, Panambi Administracao e Participacoes Ltda., Santistas Textil S.A., and Seara Alimentos S.A.

            "EVENT OF DEFAULT" means any of the events specified in Section 5, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, shall have been satisfied.

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            "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "INDEBTEDNESS" means as to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
      (c) all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee which are capitalized in accordance with Applicable Accounting Standards (as applicable to such person), (e) all obligations of such Person created or arising under any conditional sales or other title retention agreement with respect to any property acquired by such Person (including, without limitation, obligations under any such agreement which provides that the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person with respect to letters of credit and similar instruments, including, without limitation, obligations under reimbursement agreements, (g) all Indebtedness of others secured by (or for which the holder of such Indebtedness has existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (h) all net obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (i) all guarantees by such Person of Indebtedness of others (other than guarantees of obligations of direct or indirect Subsidiaries of such Person).

            "INTEREST PERIOD" means the period commencing on April 1, 2001, and ending June 30, 2001, and thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending each September 30, December 31, March 31, and June 30 thereafter.

            "LIBOR RATE" means, for any Interest Period (or any portion thereof), an interest rate per annum equal to the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period; PROVIDED that, if for any reason such rate is not available, the term "LIBOR RATE" shall mean, for any Interest Period (or any portion thereof), the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page (or any other publicly available source of similar market data selected by the Lender) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period; PROVIDED, FURTHER, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page (or such other publicly available source), the applicable rate shall be the arithmetic mean of all such rates.

            "LIEN" means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of


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      this Agreement, the Borrower or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "LOAN DOCUMENTS" means this Agreement, the Note, and the Security Agreement.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, property or financial condition of the Borrower or
      (b) the ability of the Borrower to perform its obligations hereunder or the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Lender hereunder or thereunder.

            "NET CASH PROCEEDS" means, with respect to any transaction, an amount equal to the cash received by the Borrower or a Designated Subsidiary in connection with such transaction (including any cash proceeds of any non-cash consideration received in such transaction) less
      (i) all expenses reasonably incurred by the Borrower or such Designated Subsidiary in respect of such transaction; (ii) any taxes paid or payable by the Borrower or such Designated Subsidiary by reason of such transaction, as estimated in good faith by the Borrower, and (iii) in the case of a sale, transfer or other disposition of an asset, the principal amount of any Indebtedness secured by the property sold in such transaction or Indebtedness otherwise required to be repaid in connection with such transaction, in each case, if and to the extent required to be repaid by the Borrower or such Designated Subsidiary in connection with such transaction.

            "NOTE" shall mean the promissory note of the Borrower, dated as of April 1, 2001, substantially in the form of Exhibit A, payable to the order of the Lender.

            "PERSON" means an individual, partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "REQUIREMENT OF LAW" means as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "SECURITY AGREEMENT" means the Security Agreement, dated as of April 1, 2001, by and between the Borrower, as debtor, and the Lender, as Secured Party.

            "SUBSIDIARY" means as to any Person, a corporation, partnership or other entity of which such Person holds a majority of the shares of voting stock or other voting ownership interests, directly or indirectly through one or more intermediaries by such Person.


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      1.2   OTHER DEFINITIONAL PROVISIONS.

            (a) Unless otherwise specified herein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

            (b) As used herein, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under Applicable Accounting Standards.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   SECTION 2.

                          AMOUNTS AND TERMS OF ADVANCES

      2.1 THE ADVANCES. The Borrower acknowledges receipt of the Advances in two installments in the year ended December 31, 2000, in the aggregate principal amount of U.S. $125,901,000.00. The Advances shall be payable on the earlier to occur of (i) December 31, 2003, or (ii) an Event of Default hereunder (the earlier of clauses (i)-(ii) is referred to herein as the "MATURITY DATE").

      2.2 NOTE. The Advances made by the Lender shall be evidenced by the Note, substantially in the form of Exhibit A. The Lender is hereby authorized to record the date and amount of each payment or prepayment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information; provided, however, that the failure of the Lender to make such recordation shall not affect the obligations of the Borrower to repay the Advances in accordance with the terms of this Agreement.

      2.3 SECURITY AGREEMENT. In consideration of the Lender maintaining the Advances pursuant to the terms hereof, the Borrower shall grant to the Lender a security interest in certain collateral under the terms of the Security Agreement. The Borrower shall pledge, transfer, assign, deliver, and grant a security interest in the collateral securing the Advances pursuant to the Security Agreement, and shall execute and deliver such other agreements and documents, and take any action that the Lender may reasonably request, in order to perfect and protect the assignment and security interest granted therein, or to enable the Lender to exercise rights and remedies with respect to such collateral.

      2.4 FEES. The Lender and the Borrower may agree from time to time upon fees to be paid with respect to this Agreement. In addition, the Borrower agrees to pay to the Lender from time to time, at the latest on the date five Business Days after delivery of written request by the


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Lender, amounts equal to all fees and disbursements of the Lender incurred in connection with this Agreement and the other Loan Documents, and the maintenance of the Advances.

      2.5   OPTIONAL PREPAYMENTS; MANDATORY PREPAYMENTS.

            (a) OPTIONAL PREPAYMENTS. The Borrower shall have the right to prepay Advances, in whole or in part, without premium or penalty on any date on which interest is payable hereunder upon giving not less than five Business Days' prior written notice to the Lender specifying the date and amount of advances to be prepaid on such date. Partial prepayments shall be in the aggregate principal amount of U.S. $2,000,000 or a multiple of US. $100,000 in excess thereof. Accrued interest on the amount of the Advances being prepaid shall be paid on the date of such prepayment.

            (b) MANDATORY PREPAYMENTS. The Borrower shall prepay the Advances in an amount equal to:

            (i) 100% of the Net Cash Proceeds of Indebtedness incurred by the Borrower incurred after April 1, 2001, under any loan or credit agreement entered into on or after such date;

            (ii) the Required Percentage (as defined below) of the Net Cash Proceeds received after April 1, 2001, of any sale, transfer or other disposition by the Borrower of any assets of, or direct or indirect equity interest in, any Designated Subsidiary of the Borrower, unless the Net Cash Proceeds from any such sale, transfer or other disposition (received in a single transaction or a series of related transactions) are less than U.S. $5,000,000 or the equivalent thereof in another currency. As used in this clause, "Required Percentage" means, with respect to any sale, transfer or other disposition of the assets or stock of any company referred to in this clause, a percentage equal to the percentage of capital stock owned, directly or indirectly, by the Borrower in such Designated Subsidiary; and

            (iii) 100% of the distributions received by the Borrower from Designated Subsidiaries in partial or complete redemption of equity interests and other distributions that are not dividends from operations.

Any prepayment required to be made under this subsection 2.5(b) shall be made on the first date for the payment of interest hereunder after receipt of the relevant Net Cash Proceeds or distributions, as the case may be. Prepayments pursuant to this subsection 2.5(b) shall be accompanied by payment of accrued interest on the amount of Advances being prepaid and any other amounts owing hereunder.

      2.6 INTEREST RATES AND PAYMENT DATES. The Advances shall bear interest at a rate PER ANNUM equal to the LIBOR Rate in effect for each Interest Period plus 0.50%, computed on the basis of a 360-day year for actual days elapsed. Interest shall be payable in arrears on the last day of each Interest Period; provided, however, that in no event shall any payment date for interest be after the Maturity Date. If any amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the interest rate then in effect hereunder plus 2.00% PER ANNUM, in each case from the date of such non-payment until such amount is paid in full (as well


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after as before judgment). The Lender acknowledges receipt of interest due with respect to the Advances through March 31, 2001.

      2.7 PAYMENT IN SPECIE. The Lender retains the option to accept repayment of the Advances in tangible or intangible property, provided that such property and the United States Dollar value ascribed to such property are acceptable to the Lender in its sole discretion. Any appraisal costs shall be at the expense of the Borrower.

      2.8 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for the Lender to maintain the Advances as contemplated by this Agreement, whereupon the outstanding Advances, together with interest thereon and all other amounts payable hereunder and under the other Loan Documents, shall be immediately due and payable, without presentment, protest, demand or notice of any kind, each of which is expressly waived by the Borrower.

      2.9   REQUIREMENT OF LAW.

            (a) If after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by the Lender with any request or direction (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof: (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement or the Advances, or change the basis of taxation of payments to the Lender in respect thereof (except for changes in the rate or the basis of tax on the overall net income of such Lender); (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Lender; or (iii) shall impose on the Lender any other condition; and the result of any of the foregoing is to increase the cost to the Lender by an amount which the Lender deems to be material, of maintaining the Advances or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall be obligated to promptly pay the Lender, upon demand, any additional amounts necessary to compensate the Lender for such increased cost or reduced amount receivable. If the Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower of the event by reason of which it has become so entitled accompanied by a certificate showing calculation of such amounts in reasonable detail. A certificate as to any additional amounts payable pursuant to this subsection showing calculations of such amounts in reasonable detail submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error.

            (b) If the Lender shall have determined that the adoption of or any change, after the date hereof, in any Requirement of Law regarding capital adequacy or, after the date hereof, in the interpretation or application thereof or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return or the Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption,


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change or compliance by an amount deemed by the Lender to be material, then from time to time, no later than ten Business Days after submission by the Lender to the Borrower of a written request therefore accompanied by a certificate showing calculations of such amounts in reasonable detail, the Borrower shall be obligated to pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction. The Lender shall give prompt written notice of any such determination to the Borrower. The covenants in this subsection 2.9 shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder.

                                   SECTION 3.

                         REPRESENTATIONS AND WARRANTIES

      To induce the Lender to enter into this Agreement and to induce the Lender to maintain the Advances, the Borrower hereby represents and warrants to the Lender that:

      3.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. The Borrower and each of its Subsidiaries (i) is duly organized and validly existing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so duly qualified could not reasonably be expected to have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law, except any non-compliance which could not reasonably be expected to have a Material Adverse Effect.

      3.2 CORPORATE POWER, AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and all related agreements to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize (i) the borrowings of the Advances and maintenance of the Advances on the terms and conditions of this Agreement, (ii) the execution, delivery and performance of this Agreement and the other Loan Documents, and (iii) the remittance of payments in U.S. dollars of all amounts payable hereunder. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person was or is required in connection with the borrowings of the Advances, the remittance of payments in U.S. dollars in accordance with the terms hereof or with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered on behalf of the Borrower. This Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      3.3 NO LEGAL BAR. The execution, delivery and performance of this Agreement will not violate any Requirement of Law or any agreement, instrument or other undertaking to which the Borrower is a party or by which it is bound and will not result in, or require, the creation or


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imposition of any Lien on any of the properties or revenues of the Borrower pursuant to any such Requirement of Law or agreement, instrument or undertaking.

      3.4 NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it is bound in any respect which could reasonably be expected to have a Material Adverse Effect.

      3.5 TAXES. Under the laws of Bermuda, the execution, delivery and performance by the Borrower of this Agreement and all payments of principal, interest, fees and other amounts hereunder and thereunder are exempt from all income or withholding taxes, stamp taxes, charges or contributions of Bermuda or any political subdivision or taxing authority thereof, irrespective of the fact that Lender may have a representative office or subsidiary in Bermuda. The Borrower is validly obligated to make all payments due under this Agreement free and clear of any such tax, withholding or charge so that the Lender shall receive the amounts due as if no such tax, withholding or charge had been imposed. The Borrower has filed on a timely basis all tax returns and paid all taxes which it is required to have paid, except for any tax the payment of which is being disputed by the Borrower in good faith and by appropriate means (and for which adequate reserves have been established) and except where failure to pay such taxes would not have a Material Adverse Effect.

      3.6 PARI PASSU STATUS. The obligations of the Borrower hereunder constitute direct, general obligations of the Borrower and rank at least pari passu (in priority of payment) with all other unsecured, unsubordinated obligations of the Borrower resulting from any indebtedness for borrowed money or any guarantee.

      3.7 PURPOSE OF ADVANCES. The proceeds of each Advance were used by the Borrower for general corporate purposes and such use did not violate any Requirement of Law.

      3.8 LEGAL MATTERS. There are no actions, suits or proceedings pending, or, to the Borrower's knowledge, threatened against or affecting the Borrower, the outcome of which would have a Material Adverse Effect. In addition, to the Borrower's knowledge, there is no injunction, writ, restraining order or other order of any nature that presently adversely affects or is reasonably expected to adversely affect the Borrower's performance of the transactions contemplated in this Agreement and the Export Contract.

                                   SECTION 4.

                                    COVENANTS

      4.1 AFFIRMATIVE COVENANTS. The Borrower covenants and agrees under this Agreement that, as long as any of the Advances remain outstanding:

            (a) MAINTENANCE OF EXISTENCE. The Borrower shall, and shall cause each of the Designated Subsidiaries to (i) except as permitted by subsection 4.2
(a), preserve, renew and keep in full force and effect its corporate existence; and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except where the failure to maintain the same would not have a Material Adverse Effect.


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            (b) COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS;
AUTHORIZATIONS. The Borrower shall, and shall cause each of the Designated Subsidiaries to, comply in all respects with all Requirements of Law and Contractual Obligations, except where failure to so comply would not have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement and under the other Loan Documents, and the Borrower shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required in or by any applicable laws and regulations to enable it lawfully to enter into and perform its obligations under this Agreement and the other Loan Documents or to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and the other Loan Documents.

            (c) MAINTENANCE OF PROPERTY; INSURANCE. The Borrower shall, and shall cause each of the Designated Subsidiaries to, keep all property useful and necessary in its business in good working order and condition, except where failure to do so would not have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are customary for the Borrower's type of business.

            (d) BOOKS AND RECORDS. The Borrower shall keep proper books of records and account in which full, true and correct entries in conformity with Applicable Accounting Standards and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities.

            (e) STAMP TAXES, ETC. The Borrower agrees to pay to the Lender upon request all stamp, registration or similar taxes payable in respect of the entry into, performance or enforcement of this Agreement and the other Loan Documents in accordance with the terms hereof and thereof.

            (f) PARI PASSU OBLIGATIONS. The Borrower shall ensure that its obligations hereunder at all times constitute direct, general obligations of the Borrower ranking at least pari passu (in priority of payment) with all other unsecured, unsubordinated obligations (other than debt that is preferred by mandatory provisions of law) of the Borrower resulting from any indebtedness for borrowed money or any guarantee.

            (g) MAINTENANCE OF DESIGNATED SUBSIDIARIES. The Borrower will not directly or indirectly convey, sell, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions more than 50% of the voting stock of a Designated Subsidiary unless either (i) such conveyance, sale, transfer or disposition is among the Borrower and a Subsidiary of the Borrower or (ii) (A) the Borrower uses the net proceeds of such stock conveyance, sale, transfer or disposition to repay outstanding Advances in accordance with subsection 2.5 (b) hereof and (B) to the extent such net proceeds exceed the amounts required to be paid pursuant to clause (A), the Borrower either (1) reinvests or enters into a contract to reinvest all such excess net proceeds in productive replacement fixed assets of a kind then used or usable in the business of the Borrower or any Subsidiary of the Borrower, (2) uses such excess net proceeds to make payments on the Borrower's other indebtedness for borrowed money, or (3) uses such excess net proceeds for general corporate purposes.


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            (h) PAYMENT OF TAXES. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and similar governmental charges imposed on it, its incomes, profits or properties, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves to the extent required by Applicable Accounting Standards with respect thereto have been provided on the books of the Borrower.

      4.2 NEGATIVE COVENANTS. The Borrower hereby agrees that, so long as this Agreement remains in effect, any Advance remains outstanding, or any obligation under this Agreement or the other Loan Documents remains unpaid or outstanding:

            (a) LIMITATION OF FUNDAMENTAL CHANGES. The Borrower shall not enter into any transaction of merger, consolidation or amalgamation (other than any merger of any Subsidiary of the Borrower with and into the Borrower so long as the Borrower shall be the surviving corporation) or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets.

            (b) RESTRICTIONS ON DIVIDENDS OR LOANS BY DESIGNATED SUBSIDIARIES. The Borrower shall not permit any Designated Subsidiary to enter into any agreement restricting the payment of dividends or the making of loans by it to the Borrower, except that the Borrower may permit a Designated Subsidiary to be party to agreements (i) limiting the payment of dividends by such Designated Subsidiary following a default or an event of default under such agreement and
(ii) requiring the compliance by such Designated Subsidiary with specified net worth, working capital or other similar financial tests and (iii) restricting loans to be made by such Designated Subsidiary to any other Subsidiary of the Borrower or the Borrower to such loans which accrue interest at a rate greater than or equal to such lending Designated Subsidiary's average cost of funds as determined in good faith by the Board of Directors of such Designated Subsidiary.

            (c) RESTRICTIONS ON DISTRIBUTIONS TO SHAREHOLDERS. The Borrower shall not distribute cash or property to its shareholders as a dividend without having reserved funds for mandatory prepayments that shall become due pursuant to subsection 2.5 (b) of this Agreement. The Borrower shall not otherwise distribute cash or property to its shareholders, whether in partial or complete redemption of equity interests or otherwise.

                                   SECTION 5.

                                EVENTS OF DEFAULT

      If any of the following events shall have occurred and be continuing:

      (a) The Borrower shall fail to pay any amount of principal, interest or other amounts due from it under this Agreement or the Advances on the due date for payment therefore; or

      (b) Any representation or warranty made or deemed made by the Borrower herein or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

      (c) The Borrower shall default in the observance or performance of any agreement contained in Section 4; or

      (d) The Borrower shall default in the observance or performance of any other provision contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the Lender has notified the Borrower of such default; or

      (e) The Borrower or any Subsidiary shall (i) default (beyond the period of grace originally applicable thereto) in any payment of principal of or interest on any Indebtedness which Indebtedness has an aggregate principal amount of U.S.$ 10,000,000 or more or in the payment of any guarantee or similar obligation which guarantees and obligations have an aggregate face amount of U.S.$ 10,000,000 or more; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or guarantee or similar obligation beyond the period of grace originally applicable thereto applicable thereto, the effect of which default is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such guarantee or similar obligation (or a trustee or agent on behalf of such holder or holders or beneficiary of beneficiaries) to cause such Indebtedness to become due prior to its stated maturity or such guarantee or similar obligation to become payable (it being understood that this clause (ii) is not applicable to the implementation of any pre-agreed alternative amortization schedule with respect to any Indebtedness upon the occurrence of a specified event, so long as such event does not constitute a default or event of default as defined in any agreement governing such Indebtedness or arise out of the failure of the borrower thereunder to observe or perform any of its agreements or obligations relating thereto or entitle any lender or other party in respect thereof to cause the entire amount of any such Indebtedness held by it to be due and payable prior to its stated maturity or otherwise entitle such lender or other party to exercise any remedy in respect thereof); or

      (f) This Agreement or any of the other Loan Documents shall cease, for any reason, to be in full force and effect, or the Borrower shall so assert; or

      (g) Any Governmental Authority (or any Person acting or purporting to act under the authority of any such Governmental Authority) shall have taken any action to: (i) seize, expropriate or otherwise compulsorily acquire all or any substantial part of the assets of the Borrower; (ii) displace the senior executive officers or directors of the Borrower; or (iii) curtail the authority of the Borrower to conduct its business if, in the judgment of the Lender, such curtailment has had or has a substantial likelihood of having a material adverse effect on the ability of the Borrower to perform its obligations hereunder or under the other Loan Documents; or

      (h) Any restriction or requirement shall have been imposed or amended after the date hereof by legislative enactment decree, regulation, order or otherwise, which limits the acquisition or the transfer of foreign exchange by the Borrower for the purpose of performing any obligation under this Agreement and such restriction or requirement shall, in the reasonable opinion of the Lender (as to which opinion the Borrower receives written notice), have the effect of preventing the Borrower from fully performing its obligations under this Agreement or the other Loan Documents, including, without limitation, all payment obligations in U.S. Dollars;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above, automatically the Advances (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such an event is any other Event of Default, unless the Lender shall waive such Event of Default, the Lender may, by notice to the Borrower, declare the Advances (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 5, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                                    SECTION 6

                                  MISCELLANEOUS

      6.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any of the other Loan Documents nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Lender may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lender or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Lender may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences. In the case of any waiver, the Borrower and the Lender shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

      6.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy and electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered or, in the case of notice by telecopy or electronic mail, when received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto and any future holder of the Note and assignee of the Lender's rights under the Security Agreement:

            The Lender:                     Bunge Limited
                                            Clarendon House
                                            2 Church Street
                                            Hamilton HM 11
                                            Bermuda

                                            With copy to:

                                            Bunge Management Services, Inc.
                                            50 Main Street
                                            6th Floor
                                            White Plains, New York 10606

                                            Attention: Mr. Morris M. Kalef
                                            Telecopy:  914-684-3443
                                            E-mail:  mkalef@bunge.com

            The Borrower:                   Bunge International Limited
                                            Clarendon House
                                            2 Church Street
                                            Hamilton HM 11
                                            Bermuda

                                            With copy to:

                                            Bunge Management Services, Inc.
                                            50 Main Street
                                            6th Floor
                                            White Plains, New York 10606

                                            Attention: Mr. Theodore P. Fox
                                            Telecopy:  914-684-3499
                                            E-mail:  tfox@bunge.com


      6.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      6.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note and the making of the Advances hereunder.

      6.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this Agreement and the other Loan Documents and any other documents prepared in connection herewith, the consummation of the transactions contemplated hereby,
(b) to pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses in connection with any amendment, supplement or modification to, this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel to the Lender, (c) to pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents, and any such other documents, including, without limitation, the fees and disbursements of counsel to the Lender, (d) to pay, indemnify, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (e) to pay, indemnify, and hold the Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, and any such other documents (all the foregoing in this clause (e), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED that the Borrower shall have no obligation hereunder to the Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Lender or (ii) legal proceedings commenced against the Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The Lender shall not be liable for any indirect or consequential damages in connection with its activities related to this Agreement, the other Loan Documents or the other transactions contemplated hereby. The agreements in this subsection shall survive repayment of the Advances and all other amounts payable hereunder.

      6.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender, all future holders of the Note, all assignees of the Lender's rights under the Security Agreement, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement or any of the other Loan Documents without the prior written consent of the Lender.

      6.7 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Lender.

      6.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      6.9 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrower and the Lender with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the othrer Loan Documents.

      6.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      6.11 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it care of Bunge Management Services, Inc. 50 Main Street, White Plains, New York 10606; (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

      6.12 WAIVER OF IMMUNITIES. To the extent that the Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, the Borrower hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the other Loan Documents. The Borrower agrees that the waivers set forth above shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

      6.13 JUDGMENT CURRENCY. The obligation of the Borrower hereunder to make payments in U.S. dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than U.S. Dollars except to the extent to which such tender or recovery shall result in the effective receipt by the Lender of the full amount of U.S. Dollars expressed to be payable hereunder, and the Borrower shall indemnify the Lender (as an alternative or additional cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of U.S. Dollars expressed to be payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due hereunder.

      6.14 WAIVERS OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers and delivered as of the day and year first above written, effective as of April 1, 2001.

                                            BUNGE INTERNATIONAL LIMITED,
                                            as Borrower


                                            By: /s/ William M. Wells
                                            By: /s/ Nicholas Johnson
                                               ---------------------------------
                                            Name:  William M. Wells
                                               Title: Chief Financial Officer
                                            Name:  Nicholas Johnson
                                               Title: Authorized Signatory



                                            BUNGE LIMITED, as Lender


                                            By: /s/ Morris Kalef
                                               ---------------------------------
                                            Name:  Morris Kalef
                                               Title: Director

                                                                       Exhibit A


                                 PROMISSORY NOTE

                                                            U.S. $125,901,000.00



                                                             As of April 1, 2001

FOR VALUE RECEIVED, the undersigned, Bunge International Limited, a company organized with limited liability under the laws of Bermuda (the "BORROWER"), hereby unconditionally promises to pay without offset or counterclaim to the order of Bunge Limited (the "LENDER") in lawful money of the United States of America and in immediately available funds, on the Maturity Date the principal amount of ONE HUNDRED TWENTY-FIVE MILLION, NINE HUNDRED ONE THOUSAND AND 00/100 DOLLARS ($125,901,000.00). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 2.5 of the Loan Agreement (as hereinafter defined).

The holder of this Note is authorized to endorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed.

This Note (a) is the Note referred to in the Loan Agreement dated as of May 17, 2001, effective as of April 1, 2001 (as amended, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT"), by and between the Borrower and the Lender, (b) is subject to the provisions of the Loan Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Loan Agreement.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Loan Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                            BUNGE INTERNATIONAL LIMITED



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                             REPAYMENTS OF ADVANCES


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                                       Amount of       Principal
                      Interest         Principal       Balance of
Notation
    Date               Period           Repaid          Advances         Made By
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